ST LICENSE AGREEMENT

This ST License Agreement ("Agreement") is entered into and effective as of June 24, 2011 by and between STMicroelectronics, Inc., a Delaware corporation ("ST"), and Arkados Inc., a Delaware corporation ("Arkados").

WHEREAS, pursuant to the Purchase Agreement, ST purchased from Arkados and certain of its affiliates the Scheduled Intellectual Property and such Scheduled Intellectual Property have been transferred to ST; and

WHEREAS, Arkados and ST wish to enter an agreement by which Arkados will obtain from ST certain rights to the Scheduled Intellectual Property acquired by ST from Arkados, as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be bound hereby agree as follows:

1. DEFINITIONS.

1.1. "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2. "Business" means the business of designing, developing and selling semiconductor products that incorporate powerline communications and networking technology and offering services relating thereto.

1.3. "Confidential Information" means any and all information (oral or written) relating to the Business and/or the terms of this Agreement, including information relating to trade secrets, plans, promotion and pricing techniques, procurement and sales activities and procedures, proprietary information, business methods and strategies (including acquisition strategies), software, software code, advertising, sales, marketing and other materials, customers and supplier lists, data processing reports, customer sales analyses, invoice, price lists or information, and information pertaining to any lawsuits or governmental investigation, except such information that is in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information that is in the public domain) other than as a result of a breach of any of the provisions hereof.

1.4. "Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the

rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

1.5. "Intellectual Property" means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the laws of any jurisdiction throughout the world: (a) inventions, discoveries, or improvements, including patents, patent applications, and certificates of invention; (b) trade secrets, Confidential Information, know-how, and technical and engineering drawings and information; (c) indicators of source or origin, including trademarks, service marks, designs, logos, and slogans; (d) works of authorship or expression, including copyrights and moral rights; (e) data, databases, data models, and schema; (f) industrial designs and design patents; (g) computer code, including source code and object code; and (h) any other similar intellectual property, all whether or not registered or registerable.

1.6. "Law" means all federal, state, local and foreign laws, statutes, ordinances, rules or regulations, administrative policies or guidance documents, orders, injunctions, decrees and administrative rulings promulgated by any court or Governmental Authority.

1.7. "Losses" means losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

1.8. "Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

1.9. "Purchase Agreement" means ascribed the Asset Purchase Agreement dated December 23, 2010, between ST, Arkados, Arkados Group, Inc. and Arkados Wireless, Inc.

1.10. "Scheduled Intellectual Property" means the items of Intellectual Property that sold under the Purchase Agreement and set forth on Schedule A hereto.

1.11. "Systems Business" means services relating to the system design and the integration of semiconductor products into integrated products of other manufacturers, including providing consulting services relating thereto.

2. LICENSE GRANT

2.1. License to Arkados. Subject to Arkados's compliance with the terms of this Agreement, ST hereby grants to Arkados, under its rights in the Scheduled Intellectual Property, a worldwide, non-exclusive, non-sublicensable, non-transferable, fully paid-up license during the Term to make, have made, use, sell, offer to sell, import, export, and distribute products or services solely within the field of the Systems Business; provided, that under no circumstances shall the Systems Business involve the design,

development or sale of semiconductor products, platforms or services that compete with the Business.

2.2. Limitation. For the avoidance of doubt, ST does not grant to Arkados hereunder a license to any intellectual property that is developed by or for ST or that is or has been acquired by ST in any manner other than by means of the Purchase Agreement.

2.3. Copyright/Database Licenses. For the avoidance of doubt, any materials including copyrightable works made available to Arkados hereunder as part of the Scheduled Intellectual Property are licensed and not sold. No title is transferred, and all rights other than the limited license expressly granted to Arkados hereunder are reserved to ST. Arkados is not authorized to create derivative works of any Scheduled Intellectual Property, and if notwithstanding this provision Arkados does create a derivative work of any part of the Scheduled Intellectual Property (inadvertently or otherwise), Arkados hereby assigns to ST all right, title, and interest worldwide in and to such derivative work.

2.4. Implied Licenses. The only license granted in this Agreement is the license expressly set forth in Section 2.1. This Agreement does not contain and shall not give rise to any implied licenses.

2.5. Taxes. The parties hereto acknowledge and agree that each is responsible for its own tax liabilities with respect to this Agreement.

3. RECORDS

3.1. Retaining Records. Arkados shall keep for at least three (3) years after the Term sufficient records to enable ST conveniently to verify Arkados's compliance with terms of this Agreement. Such records shall be kept at Arkados's primary place of business.

3.2. Right to Review Records. ST shall have the right, at its own expense, not more than once per calendar year, to examine and audit the relevant records kept by Arkados pursuant to Section 3.1. ST shall exercise this right only during reasonable business hours and shall provide reasonable notice of its intention to conduct such examination or audit. ST may conduct any such audit with the assistance of an appropriate professional but shall procure from such professional an undertaking to hold all information derived from the audit confidential. Arkados shall make available to ST all facilities reasonably necessary to enable the examination or audit. If any examination or audit shows that Arkados has failed materially to comply with the provisions of this Agreement, Arkados shall immediately upon presentation of invoice pay to ST its actual out-of-pocket costs incurred in connection with the examination or audit. This remedy shall in no way limit the other remedies to which ST may be entitled.

4. COOPERATION

4.1. Enforcement. ST shall have the sole right, but no obligation, to pursue any infringement of the Scheduled Intellectual Property, to defend any challenge to the validity or enforceability of it, and to enter any settlements, judgments or other arrangements in respect of it.

4.2. Assistance. Arkados shall cooperate fully (at no out-of-pocket cost to Arkados) with all efforts by ST to procure, perfect, and enforce any rights within the Scheduled Intellectual Property.

5. TERM AND TERMINATION

5.1. Term. This Agreement shall be in effect commencing on the date hereof and ending when ST ceases to own any protectable rights in the Scheduled Intellectual Property, unless sooner terminated pursuant to this Article 5 (the "Term").

5.2. Notice of Material Breach or Default. If a party commits a material breach in the performance of any of its obligations under this Agreement, the other party may give the breaching party written notice of the material breach and its intention to terminate either the licenses granted to the breaching party under this Agreement or the entire Agreement (at the non-breaching party's sole discretion) if the material breach is not cured within thirty (30) days (or such later date as may be specified in writing by the other party). If such breach is not cured within such period, the licenses granted to the breaching party under this Agreement or the entire Agreement, as determined by the non-breaching party in its sole discretion, shall terminate upon the expiration of such period. Any failure by a party to pay timely to the other party any amounts owing under this Agreement will constitute a material breach of this Agreement.

5.3. Accelerated Notice and Termination. Notwithstanding the notice provisions of Section 5.2, if a party commits a material breach in the performance of any of its obligations under this Agreement and such material breach is not susceptible of cure, the other party may terminate the breaching party's license rights under this Agreement or the entire Agreement (at the non-breaching party's sole discretion) effective immediately upon written notice to the breaching party.

5.4. Termination for Convenience. Arkados may terminate this Agreement upon sixty (60) days written notice to ST, but all obligations of Arkados accrued during the Term shall continue.

5.5. Post-Termination Obligations. Upon any termination pursuant to Sections 5.2, 5.3, or 5.4, all licenses granted herein to Arkados shall immediately terminate and Arkados shall promptly deliver to ST all Confidential Information and all documents and other records that contain Confidential Information. For this avoidance of doubt, this obligation expressly includes all tangible embodiments of the Scheduled Intellectual Property. Within thirty (30) days of termination, Arkados shall verify in writing to ST that it has complied with the requirements of this Section.

5.6. Termination for Bankruptcy. If during the term of this Agreement, Arkados becomes insolvent or bankrupt, makes an assignment for the benefits of its creditors, or a trustee or receiver of Arkados or of all or a substantial part of its property is appointed, or any case or proceeding commences or other action is taken by or against Arkados in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition, or readjustment of its debts, or any other relief under any bankruptcy, insolvency, reorganization, or other similar act or law of any jurisdiction now or hereafter in effect, Arkados shall immediately notify ST in writing, and ST shall have the right, but not the obligation, to terminate this Agreement immediately by giving written notice to Arkados. Notwithstanding anything to the contrary, the parties agree that Confidential Information shall not come within the definition of "intellectual property" in 11 U.S.C. § 101 and shall not be subject to 11 U.S.C. § 365(n).

5.7. Survival. The following provisions shall survive termination of this Agreement: Article 1 Section 2.3; Articles 3 through 5; Sections 6.2, 6.3, and 6.4; Article 7; and Article 9.

6. WARRANTIES AND DISCLAIMERS

6.1. Mutual Warranties. The representations and warranties made by each party in the Purchase Agreement shall apply with equal force to this Agreement.

6.2. Disclaimer. EXCEPT AS SET FORTH IN SECTION 6.1, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), OR STATUTORY, AS TO ANY MATTER WHATSOEVER. EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, QUALITY, ACCURACY, TITLE, AND NON-INFRINGEMENT.

6.3. Disclaimer of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT FOR A BREACH OF SECTION 4 OR 8, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR LOSS OF BUSINESS, EVEN IF A PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES. THIS PARAGRAPH SHALL NOT EFFECT ANY OBLIGATION TO INDEMNIFY UNDER THIS AGREEMENT.

6.4. Independent Allocations of Risk. EACH PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS TO ALLOCATE THE RISKS OF THIS AGREEMENT BETWEEN THE PARTIES. THIS ALLOCATION IS REFLECTED IN THE TERMS OFFERED BY THE PARTIES AND

IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES. EACH OF THESE PROVISIONS IS SEVERABLE AND INDEPENDENT OF ALL OTHER PROVISIONS OF THIS AGREEMENT, AND EACH OF THESE PROVISIONS WILL APPLY EVEN IF THE WARRANTIES IN THIS AGREEMENT HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

7. INDEMNIFICATION

7.1. Duty to Indemnify. Arkados shall indemnify and defend ST and its Affiliates and their respective directors, officers, employees, advisors and other agents (the "ST Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the ST Indemnitees based upon, arising out of, with respect to or by reason of (a) any breach of or default under this Agreement by Arkados or (b) any exploitation by Arkados, or by a third-party with the explicit or implicit consent of Arkados, of any right licensed to Arkados by ST hereunder.

7.2. Indemnification Procedure. If any ST Indemnitee is or believes it is entitled to indemnification hereunder, ST shall give Arkados reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve Arkados of its indemnification obligations, except and only to the extent that Arkados forfeits rights or defenses by reason of such failure. Such notice by ST shall describe the basis of its claim for indemnification in reasonable detail, shall include copies of all material written evidence thereof to the extent reasonably available and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the ST Indemnitee. If ST has asked Arkados to defend the ST Indemnitee in respect of a claim by a third party (a "Third Party Claim") and Arkados has agreed in writing to do so, Arkados may defend such Third Party Claim at its own expense and by its own counsel, and the ST Indemnitee shall cooperate in good faith (at no out-of-pocket expense to the ST Indemnitee) in such defense. In the event that the Arkados assumes the defense of any Third Party Claim, subject to Section 7.3, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of ST. The ST Indemnitee shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Arkados's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the ST Indemnitee; provided that if in the reasonable opinion of counsel to the ST Indemnitee, (A) there are legal defenses available to an ST Indemnitee that are different from or additional to those available to the Arkados; or (B) there exists a conflict of interest between the Arkados and the ST Indemnitee that cannot be waived, Arkados shall be liable for the reasonable fees and expenses of counsel to the ST Indemnitee in each jurisdiction for which the ST Indemnitee determines counsel is required. If the Arkados elects not to compromise or defend such Third Party Claim, fails to promptly notify ST in writing of its election to defend, or fails to diligently prosecute the defense of such Third Party Claim, the ST Indemnitee may pay, compromise and defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Arkados and ST shall cooperate with each other in all reasonable respects

in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 9.2) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

7.3. Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, Arkados shall not enter into settlement of any Third Party Claim without the prior written consent of ST.

7.4. Payments. Once a Loss is agreed to by Arkados or finally adjudicated to be payable pursuant to this Article 7, Arkados shall satisfy its obligations within five (5) business days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should Arkados not make full payment of any such obligations within such five (5) business day period, any amount payable shall accrue interest from and including the date of agreement of Arkados to the Loss or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to ten percent (10%). Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

8. CONFIDENTIALITY

8.1. Confidentiality. Arkados agrees that during the Term it shall not, directly or indirectly, use, exploit, communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except disclosure to financial or legal advisors and as may be required under legal process by subpoena or other court order; provided, that Arkados shall take reasonable steps to provide ST with sufficient prior written notice in order to contest such requirement or order).

8.2. Agreement. Arkados agrees that the terms of this Agreement are Confidential Information of ST.

9. GENERAL

9.1. Rules of Construction.

(a) When the context in which words are used in this Agreement indicates that such is the intent, words used in the singular shall have a comparable meaning when used in the plural, and vice versa; pronouns stated in the masculine, feminine or neuter shall include each other gender.

(b) The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(c) The term "including" is not limiting and means "including, without limitation."

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are disclosed to ST, (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation, except that for purposes of determining the accuracy of any representation and warranty, such reference shall only be to such statute or regulation as in effect on the date the representation and warranty was made and (iii) references to "Sections," "Schedules" or "Exhibits" are to sections, schedules or exhibits, as applicable, of this Agreement.

(e) Unless otherwise expressly provided herein, "dollars" or "$" means the currency of the U.S. that, as at the time of payment, is legal tender for the payment of public and private debts.

(f) This Agreement is between financially sophisticated and knowledgeable parties and is entered into by such parties in reliance upon the economic and legal bargains contained herein, the language used in this Agreement has been negotiated by the parties and their representatives and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.

9.2. Relationship. Each party hereto shall be and act as an independent contractor (and not as the agent or representative of the other) in the performance of this Agreement. This Agreement shall not be interpreted or construed as creating or evidencing any association, joint venture, partnership, or franchise between the parties. Neither party may represent to anyone that it is an agent of the other party or is otherwise authorized to bind or commit the other party in any way without such party's prior written consent.

9.3. Equitable Remedies. Subject to the terms of this Agreement, each party agrees that the other party, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to seek equitable relief, including injunction, in the event of any breach of the provisions of this Agreement. Each party further agrees that the other party shall not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party also agrees that it will not seek and agrees to waive any requirement for the securing or posting of a bond in connection with the other party's seeking or obtaining such relief.

9.4. Assignment. Arkados may not assign or transfer this Agreement or any rights hereunder, whether by deed of assignment; by merger, consolidation, or sale of the company or any assets; or otherwise. Any purported assignment or transfer in violation of this Section shall be void ab initio.

9.5. Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, delivered by a recognized overnight courier or express mail service for next business day delivery (and requiring proof of delivery or receipt) or posted in the United States mail by registered or certified mail, with postage pre-paid, return receipt requested, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt during regular business hours, the next day after delivered to such overnight courier or express mail service or three (3) business days after the date of mailing, as follows:

(a) If to ST to:

c/o STMicroelectronics N.V.
39, Chemin du Champ-des-Filles
Plan-les-Ouates
CH-1228 GENEVA
Switzerland
Attn: General Counsel
Tel. No.: +41 22 9292929
Fax No.: +41 22 9292988

with a copy to
(which shall not constitute notice):

K&L Gates LLP
599 Lexington Avenue
New York, New York 10022

Attn: Whitney J. Smith, Esq.
Tel. No.: 212-536-3930
Fax No.: 212-536-3901

(b) If to Arkados:

220 Old New Brunswick Road
Suite 202
Piscataway, New Jersey 08854
Attn: Chief Fiancial Officer
Tel. No.: 732-465-9300
Fax No.: 732-465-9600

with a copy to
(which shall not constitute notice):

Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, New York 11530
Attn: Herbert H. Sommer, Esq.
Tel. No.: 516-228-8181
Fax No.: 516-908-4000

Any party may, by notice given in accordance with the provisions of this Section 9.4 to the other parties, designate another address or individual for receipt of notices hereunder.

9.6. Governing Law; Venue. This Agreement shall be interpreted, construed, and enforced in all respects in accordance with the laws of the State of New York, applicable to contracts entered into and to be wholly performed within such state. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Any dispute arising under or in connection with this Agreement shall be adjudicated exclusively in the federal or state courts of the State of New York, sitting in New York County. Arkados consents to the personal jurisdiction of such courts and hereby waives any objection to venue or the convenience of the forum.

9.7. Export. Arkados agrees to comply with all applicable laws, regulations, decrees and ordinances relating to export control in relation to it exercise of the rights granted under this Agreement.

9.8. Waiver. The waiver by either party of any breach of any provision of this Agreement does not waive any other breach. The failure of any party to insist on strict performance of any covenant or obligation in accordance with this Agreement shall not be a waiver of such party's right to demand strict compliance in the future, nor shall the same be construed as a novation of this Agreement.

9.9. Severability. If any part of this Agreement is found to be illegal, unenforceable, or invalid, the remaining portions of this Agreement shall remain in full force and effect.

9.10. Counterparts. This Agreement may be executed in any number of identical counterparts, notwithstanding that the parties have not signed the same counterpart, with the same effect as if the parties had signed the same document. All counterparts shall be construed as and constitute one and the same agreement. This Agreement may also be executed and delivered by facsimile and such execution and delivery shall have the same force and effect of an original document with original signatures.

9.11. Entire Agreement. This Agreement, including any schedules, is the final and complete expression of the agreement between the parties regarding the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, all previous oral and written communications regarding these matters, all of which are merged into this Agreement. No usage of trade or other regular practice or method of dealing between the parties shall be used to modify, interpret, supplement, or alter the terms of this Agreement. This Agreement may be changed only by a written agreement signed by an authorized agent of the party against whom enforcement is sought.

[Signature page follows]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by a duly authorized representative as of the date first appearing above.

Arkados, Inc.

By:____________________________
Name: Andreas Typaldos
Title: Acting President and Chief Executive Offier

STMicroelectronics, Inc.

By:____________________________
Name:
Title:

By:____________________________
Name:
Title:

IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by a duly authorized representative as of the date first appearing above.

Arkados, Inc.

By:__________________________
Name:
Title:

STMicroelectronics, Inc.

By: [signature]
Name: GEOFF WEST
Title: VP FINANCE, CFO.

By: [signature]
Name: Robert Krysiak
Title: President & CEO

Schedule A

Scheduled Intellectual Property

1. Networking and Multimedia Adapter for Power Outlets, Patent No. US 7,830,248 B2

2. Method and System for Audio Distribution in Installations Where the Use of Existing Wiring Is Preferred, Patent No. US 7,683,777 B2